SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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CNI Charter Funds
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IMPORTANT NEWS ABOUT CNI CHARTER FUNDS

July __, 2011

To the Shareholders of the Diversified Equity Fund and Socially Responsible Equity Fund:

The Board of Trustees of CNI Charter Funds re-appointed SKBA Capital Management, LLC (“SKBA”) as sub-adviser to each of the Diversified Equity Fund and Socially Responsible Equity Fund, effective May 16, 2011.

SKBA has served as sub-adviser to the Socially Responsible Equity Fund and its predecessor since January 3, 2005, and as a sub-adviser to the Diversified Equity Fund since October 1, 2006.  However, under the Investment Company Act of 1940, the May 16 purchase of ownership interests in SKBA by members of its management from SKBA’s parent company automatically terminated its prior sub-advisory agreement with respect to the Funds.  There will be no increase in fees to the Funds and their shareholders as a result of this re-appointment.

City National Asset Management, Inc. continues to serve as investment adviser to the Fund.  AMBS Investment Counsel, LLC and Turner Investment Partners, Inc. continue to serve as sub-advisers to portions of the Diversified Equity Fund.

The next few pages of this package feature more information about SKBA.  Please take a few moments to read them.  Call us at (888) 889-0799 if you have any questions.

On behalf of the Board of Trustees, I thank you for your continued investment in CNI Charter Funds.

Sincerely,

Richard Gershen
President & Chief Executive Officer

CNI CHARTER FUNDS

INFORMATION STATEMENT
TO SHAREHOLDERS OF THE
DIVERSIFIED EQUITY FUND AND
SOCIALLY RESPONSIBLE EQUITY FUND

This document is an Information Statement and is being furnished to shareholders of the Diversified Equity Fund and Socially Responsible Equity Fund (each a “Fund” and together the “Funds”), series of CNI Charter Funds (the “Trust”), in lieu of a proxy statement pursuant to the terms of an exemption order issued by the Securities and Exchange Commission (the “SEC”).  City National Asset Management, Inc. (“CNAM, Inc.”) serves as the investment adviser for each Fund.  The exemption order permits CNAM, Inc. and the Board of Trustees of the Trust (the “Board”) to employ unaffiliated sub-advisers, terminate sub-advisers, and modify sub-advisory agreements with unaffiliated sub-advisers without prior approval of the Fund’s shareholders.

The Board reviews advisory and sub-advisory agreements annually.  In addition, under the SEC order, if CNAM, Inc. and the Board retain a new sub-adviser, the Trust is required to provide an Information Statement to shareholders of the affected portfolios of the Trust explaining the change.

This Information Statement is being mailed on or about July __, 2011, to the shareholders of the Fund as of July 1, 2011.  Each Fund will pay the expenses of preparing this Information Statement.  Certain information on the share ownership of each Fund is set forth in Appendix A.

WE ARE NOT ASKING YOU FOR A PROXY.
 PLEASE DO NOT SEND US A PROXY.

Re-Appointment of SKBA Capital Management, LLC as Sub-Adviser to the Diversified Equity Fund and Socially Responsible Equity Fund

On February 25, 2011, the Board of Trustees (the “Board”) of the CNI Charter Funds (the “Trust”), including the trustees of the Trust (each a “Trustee”) who are not “interested persons” of the Trust, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), unanimously approved the appointment of SKBA Capital Management, LLC (“SKBA”) as sub-adviser to each of the Diversified Equity Fund and the Socially Responsible Equity Fund (each a “Fund” and together the “Funds”).

SKBA has served as sub-adviser to the Socially Responsible Equity Fund and its predecessor since January 3, 2005, and as a sub-adviser to the Diversified Equity Fund since October 1, 2006.  On May 16, 2011, members of SKBA’s management acquired a significant portion of ownership interests in SKBA from SKBA’s parent company, Convergent Capital Management, LLC.  Under the 1940 Act, this transaction automatically terminated SKBA’s existing sub-advisory agreements with the Funds.  Accordingly, City National Asset Management, Inc. (“CNAM, Inc.”), the investment adviser to the Funds, entered into new sub-advisory agreements with SKBA (together the “Agreements”), effective May 16, 2011, to continue to manage the Socially Responsible Equity Fund and a portion of the Diversified Equity Fund, subject to the supervision of CNAM, Inc. and the Trust’s Board of Trustees (the “Board”).  The Agreements have substantially the same terms as the previous sub-advisory agreements between SKBA and CCM Advisors, LLC, the previous adviser to the Funds, which combined its business with CNAM, Inc. effective January 1, 2011.

No officers of the Trust or Trustees are officers, employees, directors, managers or members of SKBA.  In addition, since the beginning of the Trust’s last fiscal year, no Trustee has had, directly or indirectly, a material interest in SKBA, any of its parents or subsidiaries or any subsidiaries of a parent of any such entities, and no Trustee has been a party to a material transaction or material proposed transaction to which SKBA, any of its parents or subsidiaries or any subsidiaries of a parent of any such entities, was or is to be a party.

Considerations by the Board of Trustees

At its February 25, 2011, meeting, in connection with its review of the Agreements, the Board considered a variety of matters, including information about SKBA’s organization, compliance policies and procedures, personnel providing services to the Funds and their compensation structure, disaster recovery and contingency planning, policies with respect to portfolio execution, performance results of the Funds and the portion of the Diversified Equity Fund managed by SKBA over various periods, performance results of comparable funds as reported by Lipper Inc., a comparison of SKBA’s sub-advisory fees to the fees it charges other institutional clients, and estimated profitability of SKBA’s overall relationship to the Funds.

The Board reviewed information setting forth the performance of the portion of the Diversified Equity Fund managed by SKBA compared with the performance of its benchmark for the one- and three-year periods ended December 31, 2010, and the performance of the Socially

Responsible Equity Fund for the one-, three- and five-year and since-inception periods ending on that date compared with the performance of its benchmark.  The Board observed that SKBA’s portion of the Diversified Equity Fund outperformed the S&P 500 Index and performed close to the average of the funds included in the Lipper Multi-Cap Core Funds classification for both periods.  The Board also observed that the Socially Responsible Equity Fund outperformed the KLD 400 Social Index returns for the one-year period and the average of the funds included in the Lipper Multi-Cap Value Funds classification for the three- and five-year periods.

The Board next reviewed information regarding the advisory fees charged by SKBA and observed that the fees charged by SKBA were significantly lower than the fees it charges its other institutional clients. They noted that CNAM, Inc. pays all sub-advisory fees out of CNAM, Inc.’s advisory fee.

The Board also considered information prepared by SKBA relating to the profitability of its relationship with the Funds. The Board also considered the benefits received by SKBA and its affiliates as a result of its relationship with the Funds, including the sub-advisory fees paid to SKBA, the intangible benefits of SKBA’s association with the Funds generally and any favorable publicity arising in connection with the Funds’ performance.

Based on its review, including its consideration of each of the factors referred to above, the Board concluded that the terms of the Agreements, including the fees to be received by SKBA, were fair and reasonable in light of the nature and quality of the services proposed to be provided by SKBA to each Fund and its shareholders.

SKBA Capital Management, LLC

SKBA is located at 44 Montgomery Street, Suite 3500, San Francisco, California 94104, and is owned by Andrew W. Bischel, SKBA’s Chief Executive Officer and Chief Investment Officer; Kenneth J. Kaplan, SKBA’s Chairman; Shelley H. Mann, SKBA’s Senior V.P., Director of Trading and Chief Compliance Officer; and Josh J. Rothe, President and Director of Research.  CCM Holdings III, LLC, which is an indirect wholly-owned subsidiary of City National Corporation, owns a minority interest in SKBA.  SKBA provides investment advisory services to a variety of clients, and as of June 30, 2011, managed $684 million in assets.

All SKBA client accounts are managed by an investment strategy team led by Andrew W. Bischel.  The members of the strategy team are Mr. Bischel, Kenneth J. Kaplan, Josh J. Rothe, Matthew D. Zuck and Shelley H. Mann. Each of these individuals has been with SKBA for at least the last five years.

Terms of Sub-Advisory Agreement

Each Agreement will continue in force until May 15, 2013, unless sooner terminated, and will continue in force from year to year thereafter so long as it is specifically approved at least annually in the manner required by the 1940 Act.

Each Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act) and may be terminated at any time without payment of any penalty by CNAM, Inc. or

SKBA on 60 days’ prior written notice to the other party.  Each Agreement may also be terminated at any time without payment of any penalty by action of the Board or by a vote of a majority of the outstanding voting securities (as defined by the 1940 Act) of the relevant Fund on 60 days’ prior written notice to SKBA.  In addition, each Agreement may be terminated by the Board at any time without payment of any penalty if it has been established by a court that SKBA or any of its officers or directors has taken any action that results in a breach of SKBA’s covenants under the Agreement.

SKBA is entitled to an annual fee for its investment advisory services equal to 0.25% of each Fund’s average daily net assets.  All sub-advisory fees are paid by CNAM, Inc. and not the Funds.  Because CNAM, Inc. pays SKBA out of its own fees received from each Fund, there is no “duplication” of advisory fees paid.  There will be no increase in advisory fees to the Funds and their shareholders in connection with the appointment of SKBA as sub-adviser to the Funds.

Additional Disclosure Regarding SKBA

The names and principal occupations of the principal executive officers and directors of SKBA are listed below:

Name	Principal Occupation/Title
Andrew Bischel	Chief Executive Officer and Chief Investment Officer, Member
Kenneth Kaplan	Chairman, Member
Shelley Mann	SVP, Director of Trading, Chief Compliance Officer, Member
Joshua Rothe	President, Director of Research, Member
Matthew Zuck	SVP, Senior Portfolio Manager, Member
Richard Adler	Director

Each of the principal executive officers and directors of SKBA is located at 44 Montgomery Street, Suite 3500, San Francisco, California 94104.

General Information

The principal executive offices of the Trust and CNAM, Inc. are located at 400 North Roxbury Drive, Beverly Hills, California 90210.  The Trust’s administrator is SEI Global Funds Services, Inc., the Trust’s transfer agent is SEI Investments Management Corporation (d.b.a. SEI Institutional Transfer Agency), and the Trust’s distributor is SEI Investments Distribution Co., each of which is located at One Freedom Valley Drive, Oaks, Pennsylvania 19456.  The Trust’s custodian is U.S. Bank, N.A., 50 South 16th Street, Philadelphia, Pennsylvania 19102. Counsel to the Trust and the Independent Trustees is Bingham McCutchen LLP, 355 South Grand Avenue, Suite 4400, Los Angeles, California 90071.

The Trust will furnish, without charge, a copy of the most recent Annual Report and Semi-Annual Report to Shareholders of the Trust upon request. Requests for such reports should be directed to CNI Charter Funds, c/o SEI Investments Distribution Co., One Freedom Valley Drive, Oaks, Pennsylvania 19456, or by calling (888) 889-0799.

APPENDIX A

Shareholders Owning Beneficially or of Record More than 5%
of the Diversified Equity Fund

Shareholder	Class	Percentage of Total Outstanding Shares of Class as of July 1, 2011
National Financial Services LLC 1 World Financial Center 200 Liberty St New York, NY 10281-1003	Institutional	54.06%
Lewistown Hospital 400 Highland Ave. Lewistown, PA 17044-1167	Institutional	7.43%
Wells Fargo Bank NA FBO Dearborn County Hospital PO Box 1533 Minneapolis, MN 55480	Institutional	7.45%
Saltco P.O. Box 469 Brewton, AL 36427	Institutional	6.91%
Trinity Medical Center 380 Summit Ave. Steubenville, OH 43952	Institutional	5.02%
National Financial Services LLC 1 World Financial Center 200 Liberty St New York, NY 10281-1003	Class N	47.38%
UBS Financial Services FBO Kenilworth, IL 60043	Class N	8.97%
Mohini C. Pai TTEE FBO Bantval Padmanabhi Revocable TR Kenilworth, IL 60043	Class N	8.40%
UBS Financial Services FBO Mohini C. Pai Traditional IRA Kenilworth, IL 60043	Class N	6.59%

As of July 1, 2011, the Trustees and officers of the Trust owned of record, in aggregate, less than 1% of the outstanding shares of the Diversified Equity Fund.

Shareholders Owning Beneficially or of Record More than 5%
of the Socially Responsible Equity Fund

Shareholder	Class	Percentage of Total Outstanding Shares of Class as of July 1, 2011
National Financial Services LLC 1 World Financial Center 200 Liberty Street New York, NY 10281	Institutional	94.35%
National Financial Services LLC 1 World Financial Center 200 Liberty Street New York, NY 10281	Class N	69.63%
Charles Schwab & Co Attn: Mutual Funds 101 Montgomery St. San Francisco, CA 94101	Class N	26.48%

As of July 1, 2011, the Trustees and officers of the Trust owned of record, in aggregate, less than 1% of the outstanding shares of the Socially Responsible Equity Fund.